                                                                    EXHIBIT 1


                                STEIN MART, INC.

                                3,500,000 SHARES
                                       OF
                                  COMMON STOCK



                             UNDERWRITING AGREEMENT


                                                        __________________, 1996




J.C. BRADFORD & CO., L.L.C.
NATWEST SECURITIES LIMITED
WASSERSTEIN PERELLA SECURITIES, INC.
  As Representatives of the Several Underwriters
  c/o J.C. Bradford & Co., L.L.C.
  J.C. Bradford Financial Center
  330 Commerce Street
  Nashville, Tennessee 37201

Ladies and Gentlemen:

         Certain stockholders of Stein Mart, Inc., a Florida corporation (the "Company"), set forth on Schedule II hereto propose to sell to the underwriters named in Schedule I hereto (the "Underwriters") for whom you are acting as the representatives (the "Representatives") 3,500,000 shares, (the "Firm Shares"), of common stock, $.01 par value (the "Common Stock"), of the Company. Such shares of Common Stock are to be sold to the Underwriters, acting severally and not jointly, in such amounts as are set forth in Schedule I hereto opposite the name of such Underwriter. In addition, The Stein Ventures Limited Partnership proposes to grant to the Underwriters an option to purchase up to 525,000 additional shares of Common Stock as provided for in Section 3 of this Agreement for the purpose of covering over-allotments (the "Option Shares"). The Firm Shares and the Option Shares purchased pursuant to this Agreement are
herein called the "Shares."   For purposes of this Agreement, including the
provisions of Sections 2 and 9 hereof, the stockholders of the Company set forth on Schedule II hereto and Jay Stein shall be collectively referred to as the "Selling Stockholders."

         1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                 (a) The Company meets the requirements for use of, and has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), a registration statement on Form S-3 (Registration No. 333-______), including the related preliminary prospectus relating to the Shares, and has filed one or more amendments thereto. Copies of such registration statement and any amendments, including any post-effective amendments, and all forms of the related prospectuses contained therein and any supplements thereto, have been delivered to you. Such registration statement, including the prospectus, Part II, the information incorporated by reference, all financial schedules and exhibits thereto, and all information deemed to be a part of such Registration Statement pursuant to Rule 430A under the Securities Act, as amended at the time when it shall become effective, and any related registration statement that is to be effective upon filing filed pursuant to Rule 462(b) under the Securities Act, is herein referred to as the "Registration Statement," and the prospectus included as part of the Registration Statement on file with the Commission that discloses all the information that was omitted from the prospectus on the effective date pursuant to Rule 430A of the Rules and Regulations (as defined below) and in the form filed pursuant to Rule 424(b) under the Securities Act is herein referred to as the "Final Prospectus." The prospectus included as part of the Registration Statement on the date when the Registration Statement became effective is referred to herein as the "Effective Prospectus." Any prospectus included in the Registration Statement and in any amendment thereto prior to the effective date of the Registration Statement is referred to herein as a "Preliminary Prospectus." For purposes of this Agreement, "Rules and Regulations" mean the rules and regulations promulgated by the Commission under either the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable.

                 (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus, at the time of filing thereof, complied with the requirements of the Securities Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein (it being understood that the only information so provided is the information included in the last paragraph on the cover page and in the first and third paragraphs under the caption "Underwriting" in the Preliminary, Effective and Final Prospectus). When the Registration Statement becomes effective and at all times subsequent thereto up to and including the First Closing Date (as hereinafter defined), (i) the Registration Statement, the Effective Prospectus and Final Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein in accordance with the Securities Act and the Rules and Regulations and will comply with the requirements of the Securities Act and the Rules and Regulations, and (ii) neither the Registration Statement, the Effective Prospectus nor the Final Prospectus nor any amendment or supplement thereto will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; except that the foregoing does not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein (it being understood that the only information so provided is the information included in the last paragraph on the cover page and in the first and third paragraphs under the caption "Underwriting" in the Final Prospectus).

                 (c) The documents which are incorporated by reference in any Preliminary, Effective and Final Prospectus or from which information is so incorporated by reference, when they become effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations, and any documents so filed prior to the termination of this offering and incorporated by reference subsequent to the effective date of the Registration Statement shall, when they are filed with the Commission, conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the Rules and Regulations.

                 (d) Each of the Company and each subsidiary of the Company (as used herein, the term "subsidiary" includes any corporation, joint venture or partnership in which the Company or any subsidiary of the Company has a direct or indirect ownership interest) is duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with full power and authority to own its properties and conduct business as now conducted and is duly qualified or authorized to do business and is in good standing in all jurisdictions wherein the nature of its business or the character of property owned or leased may require it to be qualified or authorized to do business. Each of the Company and its subsidiaries holds all licenses, consents and approvals, and has satisfied all eligibility and other similar requirements imposed by federal and state regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, in each case as required for the conduct of the business in which it is engaged and is contemplated to be engaged in the Effective Prospectus and the Final Prospectus.

                 (e) The outstanding capital stock of each of the Company's corporate subsidiaries has been duly authorized and validly issued and is fully paid and nonassessable. Except as set forth in the Prospectus, (i) the Company owns all of the outstanding shares of capital stock of the Company's corporate subsidiaries, free and clear of all liens, claims, encumbrances, security interests, restrictions, stockholder agreements, voting trusts or other claims of third parties, (ii) the Company has no other subsidiaries and is not a partner or joint venturer in any partnership or joint venture, (iii) the Company's subsidiaries do not have outstanding any option to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell any shares of capital stock or an ownership interest of such subsidiary, and (iv) there are no preemptive rights or other rights to subscribe for or purchase any shares of the capital stock or an ownership interest of the Company's subsidiaries.

                 (f) The capitalization of the Company as of June 29, 1996 is as set forth under the caption "Capitalization" in the Effective Prospectus and the Final Prospectus, and the Company's capital stock conforms to the description thereof incorporated by reference in the Registration Statement. All the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable. None of the issued shares of capital stock of the Company have been issued in violation of any preemptive or similar rights. Except as set forth in the Effective Prospectus and the Final Prospectus, (i) the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock and (ii) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the transfer of, any shares of Common Stock pursuant to the Company's articles of incorporation, bylaws or any agreement or other instrument to which the Company is a party or by which it may be bound. Neither the filing of the Registration Statement nor the offer or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or any other securities of the Company. The Underwriters will receive good and marketable title to the Shares to be issued and delivered hereunder, free and clear of all liens, encumbrances, claims, security interests, restrictions, stockholders' agreements and voting trusts whatsoever.

                 (g) All offers and sales by the Company of the Company's securities prior to the date hereof were at all relevant times duly registered or the subject of an available exemption from the registration requirements of the Securities Act, and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

                 (h) The Company has full legal right, power and authority to enter into this Agreement as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms. No consent, approval, authorization or order of any court or governmental agency or body or third party is required for the performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except such as have been obtained and such as may be required by the National Association of Securities Dealers, Inc.

         ("NASD") or under the Securities Act or state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters. The Company's performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach or violation of, or conflict with, any of the terms and provisions of, or constitute a default by the Company or any of its subsidiaries under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which the Company or any of its subsidiaries or any of their respective properties is subject, the articles of incorporation, bylaws or other governing instruments of the Company or any of its subsidiaries or any statute or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Company or any of its subsidiaries or any of their respective properties. Neither the Company nor any of its subsidiaries is in violation of its articles of incorporation, bylaws or other governing instruments or any law, administrative rule or regulation or arbitrators' or administrative or court decree, judgment or order or in violation or default (there being no existing state of facts which with notice or lapse of time or both would constitute a default) in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, deed of trust, mortgage, loan agreement, note, lease, agreement or other instrument or permit to which it is a party or by which it or any of its properties is or may be bound.

                 (i) The consolidated financial statements and the related notes of the Company incorporated by reference in the Registration Statement, the Effective Prospectus and the Final Prospectus present fairly the financial position, results of operations and changes in financial position and cash flow of the Company at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except as otherwise set forth in such financial statements or the related notes. The other financial statements and schedules included or incorporated by reference in the Registration Statement conform to the requirements of the Securities Act and the Rules and Regulations and present fairly the information presented therein for the periods shown. The financial and statistical data set forth in the Effective Prospectus and the Final Prospectus under the captions "Prospectus Summary," "Selected Financial and Operating Data," Management's Discussion and Analysis of Financial Condition and Results of Operations," "Capitalization," "Business" and "Principal and Selling Stockholders and Stock Ownership of Management" fairly presents the information set forth therein on the basis stated in the Effective Prospectus and the Final Prospectus. Price Waterhouse LLP, whose reports are incorporated by reference in the Effective Prospectus and the Final Prospectus, are independent accountants as required by the Securities Act and the Rules and Regulations.

                 (j) Subsequent to December 30, 1995, neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which is not disclosed in the Effective Prospectus and the Final Prospectus; and subsequent to the respective dates as of which information is given in the Registration Statement, the Effective Prospectus and the Final Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any transactions not in the ordinary course of business, and (ii) there has not been any change in the capital stock, long-term debt, obligations under capital leases or short-term borrowings of the Company and its subsidiaries, or any issuance of options, warrants or rights to purchase interests or the capital stock of the Company or its subsidiaries, or any adverse change, or any development involving a prospective adverse change, in the general affairs, management, business, prospects, financial position, net worth or results of operations of the Company or any of its subsidiaries, except in each case as described in the Effective Prospectus and the Final Prospectus.

                 (k) Except as described in the Effective Prospectus and the Final Prospectus, there is not pending, or to the knowledge of the Company threatened, any legal or governmental action, suit, proceeding, inquiry or investigation, to which the Company, any of its subsidiaries or any of their officers or directors is a party, or to which the property of the Company or any of its subsidiaries is subject, before or brought by any court or governmental agency or body, wherein an unfavorable decision, ruling or finding could prevent or materially hinder the consummation of this Agreement or result in a material adverse change in the business condition (financial or other), prospects, financial position, net worth or results of operations of the Company or any of its subsidiaries.

                 (l) There are no contracts or other documents required by the Securities Act or by the Rules and Regulations to be described in the Registration Statement, the Effective Prospectus or the Final Prospectus or to be filed as exhibits to the Registration Statement or required to be filed by the Company under the Exchange Act which have not been described, incorporated by reference or filed as required. All such contracts and all real property leases to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or such subsidiary, constitute valid and binding agreements of the Company or such subsidiary and are enforceable against the Company or such subsidiary in accordance with the terms thereof. The Company or such subsidiary has performed all its obligations required to be performed by it, and is neither in default nor has it received notice of any default or dispute under (i) any such contract, (ii) any real property lease, or (iii) other material instrument to which it is a party or by which its property is bound or affected. To the best knowledge of the Company, no other party under any such contract or other material instrument to which it is a party is in default thereunder.

                 (m) Except as described in the Effective Prospectus and the Final Prospectus, the Company and each of its subsidiaries has good and marketable title to all real and material personal property owned by it, free and clear of all liens, charges, encumbrances or defects, except those reflected in the financial statements hereinabove described. The real and personal property and buildings referred to in the Effective Prospectus and the Final Prospectus which are leased from others by the Company or its subsidiaries are held under valid, subsisting and enforceable leases. The Company or its subsidiaries owns or leases all such properties as are necessary to their respective operations as now conducted.

                 (n) The Company's system of internal accounting controls is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's financial statements.

                 (o) The Company and each of its subsidiaries has filed all foreign, federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown as due therefrom to the extent such taxes have become due and are not being contested in good faith; and there is no tax deficiency that has been, nor does the Company have knowledge of any tax deficiency which is likely to be, asserted against the Company or any of its subsidiaries, which if determined adversely could materially and adversely affect the earnings, assets, affairs, business prospects or condition (financial or other) of the Company or any of its subsidiaries.

                 (p) The Company and each of its subsidiaries operates its business in conformity with all applicable statutes, common laws, ordinances, decrees, orders, rules and regulations of governmental bodies. The Company and each of its subsidiaries has all licenses, approvals or consents to operate its businesses in all locations in which such businesses are currently being operated, and the Company is not aware of any existing or imminent matter which may materially adversely impact its or any of its subsidiaries' earnings, assets, affairs, business prospects or condition (financial or other), other than as specifically disclosed in the Effective Prospectus and the Final Prospectus.

                 (q) Neither the Company nor any of its subsidiaries has failed to file with the applicable regulatory authorities any statements, reports, information or forms required by all applicable laws, regulations or orders; all such filings or submissions were in compliance with applicable laws when filed, and no deficiencies have been asserted by any regulatory commission, agency or authority with respect to such filings or submissions. Neither the Company nor any of its subsidiaries has failed to maintain in full force and effect any licenses, registrations or permits necessary or proper for the conduct of its respective businesses, or received any notification that any revocation or limitation thereof is threatened or pending, and there is not to the knowledge of the Company pending any change under any law, regulation, license or permit which could materially adversely affect the earnings, assets, affairs, business prospects or condition (financial or other) of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has received any notice of violation of or been threatened with a charge of violating and is not under investigation with respect to a possible violation of any provision of any law, regulation or order.

                 (r) No labor dispute exists or is imminent with any of the employees of the Company or any of its subsidiaries or otherwise which could materially adversely affect the Company or any of its subsidiaries. The Company is not aware of any existing or imminent labor disturbance by employees of the Company or any of its subsidiaries which could be expected to materially adversely affect the earnings, assets, affairs, business prospects or condition (financial or otherwise) of the Company or any of its subsidiaries.

                 (s) The Company and each of its subsidiaries owns the licenses, copyrights, trademarks, service marks and trade names (including the name "Stein Mart") presently employed by it in connection with the businesses now operated or proposed to be operated by it, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing.

                 (t) The Company and each of its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

                 (u) Neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic materials and the Company and each of its subsidiaries has received all permits, licenses or other approvals required of it under applicable federal, state and foreign occupational safety and health and environmental laws and regulations to conduct its respective businesses, and the Company and each of its subsidiaries is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not result in a material adverse affect on the earnings, assets, affairs, business prospects or condition (financial or otherwise) of the Company or any of its subsidiaries.

                 (v) Neither the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has (i) used, or authorized the use of, any corporate or other funds for unlawful payments, contributions, gifts or entertainment (ii) made unlawful expenditures relating to political activity to government officials or others, or (iii) established or maintained any unlawful or unrecorded funds in violation of any federal, state, local or foreign law or regulation, including Section 30A of the Exchange Act. Neither the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has accepted or received any unlawful contributions, payments, gifts or expenditures.

                 (w) Neither the Company or any of its subsidiaries nor any of the directors, officers, employees or agents of the Company or any of its subsidiaries have taken and will not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might be expected to constitute, stabilization or manipulation of the price of the Common Stock.

                 (x) The outstanding shares of Common Stock are traded on the Nasdaq National Market (the "Nasdaq"). The Company has filed with the Commission and the NASD all reports, documents and statements required to be filed pursuant to the Securities Act, the Exchange Act, the Rules and Regulations and all the rules and regulations of the NASD relating to qualification for trading on the Nasdaq, and each of such reports, documents and statements at the time that they were filed complied with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations.

         2. Representations and Warranties of the Selling Stockholders. The Selling Stockholders jointly and severally represent and warrant to, and agree with, each of the Underwriters that:

                 (a) Such Selling Stockholder at the First Closing Date or at the Option Closing Date (as defined herein), as the case may be, will have valid and marketable title to the Shares set forth in
         Schedule II to be sold by such Selling Stockholder, free and clear of any liens, encumbrances, equities and claims (other than as imposed by the Securities Act or this Agreement), and full right, power and authority to effect the sale and delivery of such Shares; and upon the delivery of and payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, valid and marketable title thereto, free and clear of any liens, encumbrances, equities and claims, will be transferred to the Underwriters.

                 (b) Such Selling Stockholder has duly executed and delivered this Agreement; this Agreement constitutes a legal, valid and binding obligation of such Selling Stockholder, all authorizations and consents necessary for the execution and delivery of this Agreement on behalf of such Selling Stockholder and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder has been given, except as may be required by the Securities Act or state securities laws; and such Selling Stockholder has the legal capacity and full right, power and authority to execute this Agreement.

                 (c) The performance of this Agreement and the consummation of the transactions contemplated hereby by each of the Selling Stockholders will not result in a breach or violation of, or conflict with, any of the terms or provisions of, or constitute a default by such Selling Stockholder under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which such Selling Stockholder or any of his or its properties is bound, any statute, or any judgment, decree, order, rule or regulation or any court or governmental agency or body applicable to such Selling Stockholder or any of his or its properties.

                 (d) Such Selling Stockholder has not distributed nor will distribute any prospectus or other offering material in connection with the offer and sale of the Shares other than any Preliminary Prospectus filed with the Commission or the Final Prospectus or other material permitted by the Securities Act.

                 (e) The representations and warranties of the Company contained in Section 1 of this Agreement are true and correct; such Selling Stockholder has reviewed and is familiar with the Registration Statement as originally filed with the Commission and the Preliminary Prospectus contained therein. Neither the Preliminary Prospectus, the Effective Prospectus or the Final Prospectus includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such Selling Stockholder is not prompted to sell the Shares to be sold by such Selling Stockholder by any information concerning the Company that is not set forth in the Preliminary Prospectus, the Effective Prospectus or the Final Prospectus.

                 (f) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory body, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement by such Selling Stockholder, and the consummation by him or it of the transactions herein contemplated (other than as required by the Securities Act, state securities laws and the NASD).

                 (g) Any certificates signed by or on behalf of such Selling Stockholder as such and delivered to the Representatives or to counsel for the Representatives shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

                 (h) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder agrees to deliver to you prior to or at the First Closing Date (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                 (i) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or which might constitute or be expected to constitute, stabilization or manipulation of the price of the Common Stock.

         3.      Purchase, Sale and Delivery of the Shares.

                 (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Selling Stockholders, as set forth on
         Schedule II hereto, agree to sell to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase at a purchase price of $______ per share, the number of Firm Shares set forth opposite such Underwriter's name in Schedule I hereto.

                 (b) The Stein Ventures Limited Partnership, one of the Selling Stockholders, hereby grants to the Underwriters an option to purchase 525,000 additional shares of Common Stock, solely for the purpose of covering over-allotments in the sale of Firm Shares, all or any portion of the Option Shares at the purchase price per share set forth above. The option granted hereby may be exercised as to all or any part of the Option Shares at any time within 30 days after the date of the Final Prospectus. The Underwriters shall not be under any obligation to purchase any Option Shares prior to the exercise of such option. The option granted hereby may be exercised by the Underwriters by J.C. Bradford & Co. ("Bradford") giving written notice to the Company and to said Selling Stockholder setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for such Option Shares and stating that the Option Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares. If such notice is given prior to the First Closing Date, the date set forth therein for such delivery and payment shall not be earlier than two full business days thereafter or the First Closing Date, whichever occurs later. If such notice is given on or after the First Closing Date, the date set forth therein for such delivery and payment shall not be earlier than three full business days thereafter. In either event, the date so set forth shall not be more than four full business days after the date of such notice. The date and time set forth in such notice is herein called the "Option Closing Date." Upon exercise of the option, said Selling Stockholder shall become obligated to sell to the Underwriters, and, subject to the terms and conditions herein set forth, the Underwriters shall become obligated to purchase, for the account of each Underwriter, from said Selling Stockholder the number of Option Shares specified in such notice. Option Shares shall be purchased for the accounts of the Underwriters in proportion to the number of Firm Shares set forth opposite such Underwriter's name in Schedule I hereto, except that the respective purchase obligations of each Underwriter shall be adjusted so that no Underwriter shall be obligated to purchase fractional Option Shares.

                 (c) Certificates in definitive form for the Firm Shares which each Underwriter has agreed to purchase hereunder shall be delivered by or on behalf of the Selling

         Stockholders to the Underwriters for the account of such Underwriter against payment by such Underwriter or on its behalf of the purchase price therefor by certified or official bank check or checks in next day funds to the order of the Selling Stockholders, at the offices of Bradford, 330 Commerce Street, Nashville, Tennessee 37201, or at such other place as may be agreed upon by Bradford and the Company, at 10:00 A.M., Nashville time, on the third full business day after this Agreement becomes effective, or, at the election of the Representatives, on the fourth full business day after this Agreement becomes effective, if it becomes effective after 4:30 P.M. Eastern time, or at such other time not later than the seventh full business day thereafter as the Representatives and the Selling Stockholders may determine, such time of delivery against payment being herein referred to as the "First Closing Date." The First Closing Date and the Option Closing Date are herein individually referred to as the "Closing Date" and collectively referred to as the "Closing Dates." Certificates in definitive form for the Option Shares which each Underwriter shall have agreed to purchase hereunder shall be similarly delivered by or on behalf of the Selling Stockholders to the extent set forth on
         Schedule II on the Option Closing Date. The certificates in definitive form for the Shares to be delivered will be in good delivery form and in such denominations and registered in such names as Bradford may request not less than 48 hours prior to the First Closing Date or the Option Closing Date, as the case may be. Such certificates will be made available for checking and packaging at a location in New York, New York as may be designated by Bradford, at least 24 hours prior to the First Closing Date or the Option Closing Date, as the case may be. It is understood that Bradford may (but shall not be obligated to) make payment on behalf of any Underwriter or Underwriters for the Shares to be purchased by such Underwriter or Underwriters. No such payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.

         4. Offering by the Underwriters. After the Registration Statement becomes effective, the several Underwriters propose to offer for sale to the public the Firm Shares and any Option Shares which may be sold at the price and upon the terms set forth in the Final Prospectus.

         5.      Covenants of the Company and the Selling Stockholders.

                 (a) The Company covenants and agrees with each of the Underwriters that:

                          (i) The Company shall comply with the provisions of and make all requisite filings with the Commission pursuant to Rules 424 and 430A of the Rules and Regulations and shall notify the Representatives promptly (in writing, if requested) of all such filings. The Company shall notify the Representatives promptly of any request by the Commission for any amendment of or supplement to the Registration Statement, the Effective Prospectus or the Final Prospectus or for additional information; the Company shall prepare and file with the Commission, promptly upon the Representatives' request, any amendments of or supplements to the Registration Statement, the Effective Prospectus or the Final Prospectus which, in the Representatives' opinion, may be necessary or advisable in connection with the distribution of the Shares; and the Company shall not file any amendment of or supplement to the Registration Statement, the Effective Prospectus or the Final Prospectus which is not approved by the Representatives after reasonable notice thereof. The Company shall advise the Representatives promptly of the issuance by the Commission or any jurisdiction or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus, the Effective Prospectus or the Final Prospectus or suspending the qualification of the Shares for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purpose; and the Company shall use its best efforts to prevent the issuance of any stop order or other such order and, should a stop order or other such order be issued, to obtain as soon as possible the lifting thereof.

                          (ii) The Company will take or cause to be taken all necessary action and furnish to whomever the Representatives direct such information as may be reasonably required in qualifying the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and will continue such qualifications in effect for as long as may be reasonably necessary to complete the distribution of the Shares.

                          (iii)   Within the time during which a Final
         Prospectus relating to the Shares is required to be delivered under the Securities Act, the Company shall comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Final Prospectus. If during such period any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act, the Company shall promptly notify the Representatives and shall amend the Registration Statement or supplement the Final Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

                          (iv) The Company will furnish without charge to the Representatives and make available to the Underwriters copies of the Registration Statement (four of which shall be signed and shall be accompanied by all exhibits, including any which are incorporated by reference, which have not previously been furnished), each Preliminary Prospectus, the Effective Prospectus and the Final Prospectus, and all amendments and supplements thereto, including any prospectus or supplement prepared after the effective date of the Registration Statement, in each case as soon as available and in such quantities as the Underwriters may reasonably request.

                          (v)  The Company will (A) deliver to the
         Representatives at such office or offices as the Representatives may designate as many copies of the Preliminary Prospectus and Final Prospectus as the Representatives may reasonably request, and (B) for a period of not more than nine months after the Registration Statement becomes effective, send to the Underwriters as many additional copies of the Final Prospectus and any supplement thereto as the Representatives may reasonably request.

                          (vi) The Company shall make generally available to its security holders, in the manner contemplated by Rule 158(b) under the Securities Act as promptly as practicable and in any event no later than 45 days after the end of its fiscal quarter in which the first anniversary of the effective date of the Registration Statement occurs, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement.

                          (vii) During a period of five years from the effective date of the Registration Statement or such longer period as the Representatives may reasonably request, the Company will furnish to the Representatives copies of all reports and other communications (financial or other) furnished by the Company to its stockholders and, as soon as available, copies of any reports or financial statements furnished or filed by the Company to or with the Commission, Nasdaq or any national securities exchange on which any class of securities of the Company may be listed.

                          (viii) The Company will, from time to time, after the effective date of the Registration Statement file with the Commission such reports as are required by the Securities Act, the Exchange Act and the Rules and Regulations, and shall also file with foreign, state and other governmental securities commissions in jurisdictions where the Shares have been sold by the Underwriters (as the Representatives shall have advised the Company in writing) such reports as are required to be filed by the securities acts and the regulations of those states and jurisdictions.

                          (ix) Except pursuant to this Agreement or with the Representatives' written consent, for a period of 90 days from the effective date of the Registration Statement, the Company will not, and the Company has provided agreements executed by each of its executive officers, directors and the Selling Stockholders providing that for a period of 90 days from the effective date of the Registration Statement, such person or entity will not, offer for sale, sell (other than the issuance by the Company of Common Stock pursuant to the exercise of options granted pursuant to existing employee benefit plans and agreements, other existing compensation agreements and existing stock options or outstanding warrants or securities convertible into Common Stock), grant any options (other than pursuant to existing employee benefit plans and agreements), rights or warrants with respect to any shares of Common Stock, securities convertible into Common Stock or any other capital stock of the Company beneficially owned by such entity or person, or otherwise dispose of, directly or indirectly, any shares of Common Stock or such other securities or capital stock beneficially owned by such entity or person.

                          (x)     Neither the Company or any of its
         subsidiaries nor any of their officers, directors or affiliates will take, directly or indirectly, any action designed to cause or result in, or which might constitute or be expected to constitute, stabilization or manipulation of the price of the Common Stock.

                          (xi) The Company and each of its subsidiaries will either conduct its business and operations as described in the Final Prospectus or, if the Company or any of its subsidiaries makes any material change to its business or operations as so conducted, promptly disclose such change generally to the Company's securityholders.

                 (b) Each of the Selling Stockholders, severally and not jointly, covenants and agrees with the Underwriters that:

                          (i) Such Selling Stockholder will not take, directly or indirectly, any action designed to cause or result in, or which might constitute or be expected to constitute, stabilization or manipulation of the price of the Common Stock; and

                          (ii) Except pursuant to this Agreement or with your prior written consent, for a period of 90 days from the effective date of the Registration Statement the Selling Stockholders will not, directly or indirectly, offer for sale, sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock.

         6. Expenses. The Company and each of the Selling Stockholders agree with the Underwriters that (a) whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company will pay all fees and expenses incident to the performance of the obligations of the Company and the Selling Stockholders hereunder, including, but not limited to, (i) the Commission's registration fee, (ii) the expenses of printing (or reproduction) and distributing the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Preliminary Prospectus, the Effective Prospectus, the Final Prospectus, any amendments or supplements thereto, any Marketing Materials (as defined herein) and this Agreement and other underwriting documents, including Underwriter's Questionnaires, Underwriter's Powers of Attorney, Blue Sky Memoranda, Agreements Among Underwriters and Selected Dealer Agreements, (iii) fees and expenses of accountants and counsel for the Company, (iv) expenses of registration or qualification of the Shares under state Blue Sky and securities laws, including the fees and disbursements of counsel to the Underwriters in connection therewith, (v) filing fees paid or incurred by the Underwriters in connection with filings with the NASD, (vi) all travel, lodging and reasonable living expenses incurred by the Company in connection with marketing, dealer and other meetings attended by the Company and the Underwriters in marketing the Shares,
(vii) the costs and charges of the Company's transfer agent and registrar and the cost of preparing the certificates for the Shares, and (viii) all other costs and expenses incident to the performance of their obligations hereunder not otherwise provided for in this Section; and (b) all out-of-pocket expenses, including counsel fees, disbursements and expenses, incurred by the Underwriters in connection with investigating, preparing to market and marketing the Shares and proposing to purchase and purchasing the Shares under this Agreement, will be borne and paid by the Company if the sale of the Shares provided for herein is not consummated
(i) by reason of the termination of this Agreement by the Company pursuant to
Section 14(a)(i) or (ii) by reason of the termination of this Agreement by the Representatives pursuant to Section 14(b)(ii), (iii), (iv) or (v) of this Agreement.

         The provisions of this section shall not affect any agreement that the Company and the Selling Stockholders may have for the sharing of such costs and expenses; provided, however, the Underwriters may deem the Company to be the primary obligor with respect to all costs, fees, and expenses to be paid by the Company and the Selling Stockholders.

         7. Conditions of the Underwriters' Obligations. The respective obligations of the Underwriters to purchase and pay for the Firm Shares shall be subject, in their discretion, to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of all of their covenants and agreements hereunder and to the following additional conditions:

                 (a) The Registration Statement and all post-effective amendments thereto shall have become effective not later than 5:30 P.M., Washington, D.C. time, on the day following the date of this Agreement, or such later time and date as shall have been consented to by the Representatives and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission; any request of the Commission for additional information (to be included in the Registration Statement or the Final Prospectus or otherwise) shall have been complied with to the Representative's satisfaction; and the NASD, upon review of the terms of the public offering of the Shares, shall not have objected to such offering, such terms or the Underwriters' participation in the same.

                 (b) No Underwriter shall have advised the Company that the Registration Statement, Preliminary Prospectus, the Effective Prospectus or Final Prospectus, or any amendment or any supplement thereto, contains an untrue statement of fact which, in the Representatives' reasonable judgment, is material, or omits to state a fact which, in the Representatives' reasonable judgment, is material and is required to be stated therein or necessary to make the statements therein not misleading and the Company shall not have cured such untrue statement of fact or stated a statement of fact required to be stated therein.

                 (c) The Representatives shall have received an opinion, dated the Closing Date, from Foley & Lardner, counsel for the Company, to the effect that:

                          (i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Florida, with corporate power and authority to own its properties and conduct its business as now conducted, and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the failure to so qualify would have a material adverse effect upon the Company and its subsidiaries.

                          (ii) Each of the Company's subsidiaries is validly existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, as the case may be, with power and authority to own its properties and conduct it business as now conducted, and is duly qualified or authorized to do business and is in good standing in all other jurisdictions where the failure to so qualify would have a material adverse effect upon the business of the Company and its subsidiaries. The outstanding stock of each of the Company's corporate subsidiaries is duly authorized, validly issued, fully paid and nonassessable. The Company owns all of the outstanding stock of each of the Company's corporate subsidiaries, free and clear of all liens, encumbrances, equities and claims. The partnership and joint venture interests of each of the partnerships and joint ventures in which the Company or any subsidiary is a partner or joint venturer are duly authorized, validly issued, fully paid and nonassessable and the partnership and joint venture interests owned by the Company or a subsidiary thereof are owned clear of any lien, encumbrance, pledge, equity or claim of any kind. The Company's subsidiaries do not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell any shares of capital stock or an ownership interest of such subsidiary and there are no preemptive rights or other rights to subscribe for or purchase any shares of the capital stock or any ownership interest of the Company's subsidiaries. Each of the Company's subsidiaries holds all licenses, certificates, permits, franchises and authorizations from governmental authorities necessary for the conduct of its business.

                          (iii) As of the date specified therein, the Company had authorized and issued capital stock as set forth under the caption "Capitalization" in the Final Prospectus. All of the outstanding shares of Common Stock (including the shares to be sold by the Selling Stockholders) have been duly authorized and are validly issued, fully paid and nonassessable; none of the issued shares have been issued in violation of or subject to any preemptive rights provided for by law, agreement or the Company's articles of incorporation. The Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell any shares of capital stock, and there are no preemptive rights or other rights to subscribe for or purchase any shares of the capital stock of the Company, or any restriction upon the transfer of, the Shares pursuant to the Company's articles of incorporation or bylaws or any agreement or other instrument to which the Company is a party or by which it may be bound, except as described in the Effective Prospectus and Final Prospectus. Neither the filing of the Registration Statement nor the offer or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or any other securities of the Company. The Underwriters will receive good and marketable title to the Shares to be issued and delivered by the Company pursuant to this Agreement, free and clear of all liens, encumbrances, claims, security interests, restrictions, stockholders agreements and voting trusts whatsoever. The capital stock of the Company and the Shares conform to the description thereof contained in the Final Prospectus. All offers and sales of the Company's interests and securities prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Securities Act and were duly registered or the subject of an exemption from the registration requirements of applicable state securities or Blue Sky laws.

                          (iv) No consent, approval, authorization or order of any court or governmental agency or body or third party is required for the performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except such as have been obtained under the Securities Act and such as may be required by the NASD and under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the several Underwriters, as to which such counsel need not express an opinion. The performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not conflict with or result in a breach or violation by the Company of any of the terms or provisions of, or constitute a default by the Company under, any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or to which the Company or any of its subsidiaries or their properties is subject, the articles of incorporation or bylaws of the Company or any of its subsidiaries, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body known to such counsel to be applicable to the Company or any of their subsidiaries or their properties.

                          (v) The Company has full legal right, power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.

                          (vi) Except as described in the Final Prospectus, there is not pending or, to the best knowledge of such counsel, threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any of its subsidiaries is a party, or to which the property of the Company or any of its subsidiaries is subject, before or brought by any court or governmental agency or body, which, if determined adversely to the Company or any of its subsidiaries, could result in any material adverse change in the business, financial position, net worth or results of operations, or could materially adversely affect the properties or assets, of the Company or any of its subsidiaries.

                          (vii) No default exists, and no event has occurred which with notice or after the lapse of time to cure or both, would constitute a default, in the due performance and observance of any term, covenant or condition of any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or to which its properties are subject, or of the articles of incorporation or bylaws of the Company or any of its subsidiaries.

                          (viii)  Neither the Company nor any of its
                 subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries which would have a material adverse effect on the Company or any of its subsidiaries.

                          (ix)    The Registration Statement and all
                 post-effective amendments thereto have become effective under the Securities Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened, pending or contemplated by the Commission. All filings required by Rule 424 and Rule 430A of the Rules and Regulations have been made; the Registration Statement, the Effective Prospectus and Final Prospectus, and any amendments or supplements thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations; the descriptions in the Registration Statement, the Effective Prospectus and the Final Prospectus of statutes, regulations, legal and governmental proceedings, and contracts and other documents are accurate in all material respects and present fairly in all material respects the information required to be stated; and such counsel does not know of any pending or threatened legal or governmental proceedings, statutes or regulations required to be described in the Final Prospectus which are not described as required nor of any contracts or documents of a character required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

         In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, the Effective Prospectus and the Final Prospectus or any amendment or supplement thereto contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (except that such counsel need express no view as to financial statements, schedules and other financial or statistical information included, or incorporated by reference therein).

                 (d) The Representatives shall have received an opinion, dated the Closing Date, of Foley & Lardner, counsel for the Selling Stockholders, reasonably acceptable to the Representatives, to the effect that:

                          (i) This Agreement has been duly executed and delivered by or on behalf of each of the Selling Stockholders and constitute valid and binding agreements of such Selling Stockholders enforceable in accordance with their terms.

                          (ii) The sale of the Shares to be sold by each Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, or any statute, order, rule or regulation of any court or governmental agency or body applicable to such Selling Stockholder or the property of such Selling Stockholder.

                          (iii) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by each Selling Stockholder hereunder, except which have been duly obtained and in full force and effect, such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters, as to which such counsel need express no opinion.

                          (iv) Each of the Selling Stockholders has full right, power and authority to sell, transfer and deliver such Shares pursuant to this Agreement. By delivery of a certificate or certificates therefor, the Selling Stockholders will transfer to the Underwriters good, valid and marketable title to such shares, free and clear of any pledge, lien, security interest, charge, claim, equity, or encumbrance of any kind, assuming (A) the Underwriters are without notice of every adverse claim and (B) the Underwriters have purchased such shares in good faith.

                          (v) No transfer taxes are required to be paid in connection with the sale and delivery of the Shares to the Underwriters hereunder.

                 (e) The Underwriters shall have received an opinion or opinions, dated the Closing Date, of Bass, Berry & Sims PLC, counsel for the Underwriters, with respect to the Registration Statement and the Final Prospectus, and such other related matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                 (f) The Representatives shall have received from Price Waterhouse LLP, a letter dated the date hereof and, at the Closing Date, a second letter dated the Closing Date, in form and substance satisfactory to the Representatives, stating that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable Rules and Regulations, and to the effect that:

                          (i) In their opinion, the consolidated financial statements and schedules examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published Rules and Regulations and are presented in accordance with generally accepted accounting principles; and they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the interim consolidated financial statements, selected financial data and/or condensed financial statements derived from audited financial statements of the Company;

                          (ii) The audited selected consolidated financial information included in the Preliminary Prospectus and the Final Prospectus under the captions "PROSPECTUS SUMMARY" and "SELECTED FINANCIAL AND OPERATING DATA" agrees with the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Final Prospectus or previously reported on by them;

                          (iii) On the basis of a reading of the latest available interim financial statements (unaudited) of the Company and its subsidiaries, a reading of the minute books of the Company and its subsidiaries, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and other specified procedures, all of which have been agreed to by the Representatives, nothing came to their attention that caused them to believe that:

                                  (A)      The amounts included in the
                          Preliminary Prospectus and the Final Prospectus under the caption "PROSPECTUS SUMMARY", "SELECTED FINANCIAL AND OPERATING DATA" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" for the three and five years, respectively, ended December 30, 1995 do not agree with the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Final Prospectus or previously reported on by them;

                                  (B) The unaudited consolidated financial statements included or incorporated by reference in the Registration Statement, including the amounts included under the captions "PROSPECTUS SUMMARY", "SELECTED FINANCIAL AND OPERATING DATA" and "MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" do not comply as to form in all material respects with the accounting requirements of the federal securities laws and the related published rules and regulations thereunder or are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited financial statements contained or incorporated by reference in the Registration Statement;

                                  (C)      Any other unaudited consolidated
                          financial statement data included in the Final Prospectus do not agree with the corresponding items in the audited consolidated financial statements from which data was derived and any such unaudited data were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited financial statements contained or incorporated by reference in the Final Prospectus;

                                  (D)      at a specified date not more than
                          five days prior to the date of delivery of such respective letter, there was any change in the capital stock, decline in net current assets (working capital), total assets or stockholders' equity or increase in total debt of the Company and its subsidiaries, in each case as compared with amounts shown in the latest balance sheets included in the Final Prospectus, except in each case for changes, decreases or increases which are described in such letters; and

                                  (E) for the period from the closing date of the latest statements of earnings included in the Effective Prospectus and the Final Prospectus to a specified date not more than five days prior to the date of delivery of such respective letter, there were any decreases in net sales, income from operations, income from net income and net income per share of the Company, in each case as compared with the corresponding period of the preceding year, except in each case for decreases which are described in such letter.

                          (iv) They have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information specified by you which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Effective Prospectus and the Final Prospectus and have compared and agreed such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries or to analyses and schedules prepared by the Company and its subsidiaries from its detailed accounting records.

         In the event that the letters to be delivered referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the Underwriters that the Underwriters shall have determined, after discussions with officers of the Company responsible for financial and accounting matters and with Price Waterhouse LLP, that such changes, decreases or increases as are set forth in such letters do not reflect a material adverse change in the total assets, stockholders' equity or total indebtedness of the Company as compared with the amounts shown in the latest balance sheets of the Company included in the Final Prospectus, or a material adverse change in net sales, net income or net income per share of the Company, in each case as compared with the corresponding period of the prior year.

                 (g)      There shall have been furnished to the
         Representatives a certificate, dated the Closing Date and addressed to you, signed by the Chief Executive Officer and by the Chief Financial Officer of the Company to the effect that:

                          (i) the representations and warranties of the Company in Section 1 of this Agreement are true and correct, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been initiated or are pending, or to their knowledge, threatened under the Securities Act;

                          (iii) all filings required by Rule 424 and Rule 430A of the Rules and Regulations have been made;

                          (iv) they have carefully examined the Registration Statement, the Effective Prospectus and the Final Prospectus, and any amendments or supplements thereto, and such documents do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and

                          (v) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the Effective Prospectus or the Final Prospectus which has not been so set forth.

                 (h) The representations and warranties of each Selling Stockholder shall be true and correct as of the Closing Date, and each such Selling Stockholder shall deliver to the Representatives a certificate to that effect, dated the Closing Date, signed by each such Selling Stockholder.

                 (i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, and except as stated therein, the Company has not sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any court or governmental action, order or decree, or become a party to or the subject of any litigation which is material to the Company, nor shall there have been any material adverse change, or any development involving a prospective material adverse change, in the business, properties, key personnel, capitalization, prospects, net worth, results of operations or condition (financial or other) of the Company, which loss, interference, litigation or change, in the Representatives' reasonable judgment shall render it unadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to proceed with the delivery of the Shares.

         All such opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory to the Representatives and their counsel. The Company shall furnish to the Representatives such conformed copies of such opinions, certificates, letters and documents in such quantities as the Representatives shall reasonably request.

         The respective obligations of the Underwriters to purchase and pay for the Option Shares shall be subject, in their discretion, to each of the foregoing conditions to purchase the Firm Shares, except that all references to the "Closing Date" shall be deemed to refer to the Option Closing Date, if it shall be a date other than the Closing Date.

         8. Condition of the Company's and the Selling Stockholders' Obligations. The obligations hereunder of the Company and the Selling Stockholders are subject to the condition set forth in Section 7(a) hereof.

         9.      Indemnification and Contribution.

                 (a) The Company and the Selling Stockholders, jointly and severally, agree to indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which such Underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based in whole or in part upon: (i) any inaccuracy in the representations and warranties of the Company or the Selling Stockholders contained herein; (ii) any failure of the Company or the Selling Stockholders to perform their obligations hereunder or under law; (iii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Effective Prospectus or Final Prospectus, or any amendment or supplement thereto, or (B) in any Blue Sky application or other written information furnished by the Company or the Selling Stockholders filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (a "Blue Sky Application"); or (iv) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus or Final Prospectus or any amendment or supplement thereto, any Marketing Materials or Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor the Selling Stockholders will be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus or Final Prospectus, or any amendment or supplement thereto, or any Marketing Materials or Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein (it being understood that the only information so provided is the information included in the last paragraph on the cover page and in the first and third paragraphs under the caption "Underwriting" in any Preliminary Prospectus and the Final Prospectus and the Effective Prospectus).

         Notwithstanding the foregoing provisions of this Section 9, the parties agree that each Selling Stockholder shall be liable in any case only to the extent of the total net proceeds (before deducting expenses) received from the Underwriters by such Selling Stockholder in connection with the sale of the Shares hereunder. For purposes of this Section 9(a), Jay Stein shall be deemed to be liable to the same extent as the Stein Ventures Limited Partnership, provided, that the aggregate liability of Jay Stein and the Stein Ventures Limited Partnership shall not exceed the total net proceeds received from the Underwriters by the Stein Ventures Limited Partnership in connection with the sale of the Shares hereunder.

                 (b) Each Underwriter will indemnify and hold harmless the Selling Stockholders and the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus or Final Prospectus, or any amendment or supplement thereto, any Blue Sky Application, or arise out of or are based upon the omission or the alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Effective Prospectus or Final Prospectus, or any amendment or supplement thereto or any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein (it being understood that the only information so provided is the information included in the last paragraph on the cover page and in the first and third paragraphs under the caption "Underwriting" in any Preliminary Prospectus and in the Effective Prospectus and the Final Prospectus);

                 (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, including governmental proceedings, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9 notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation except that the indemnified party shall have the right to employ separate counsel if, in the indemnified party's reasonable judgment, it is advisable for the indemnified party to be represented by separate counsel, and in that event the fees and expenses of separate counsel shall be paid by the indemnifying party.

                 (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in the preceding part of this Section 9 is for any reason held to be unavailable to the Underwriters, the Company or the Selling Stockholders or is insufficient to hold harmless an indemnified party, then the Company and the Selling Stockholders shall contribute to the damages paid by the Underwriters, and the Underwriters shall contribute to the damages paid by the Company and the Selling Stockholders; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Shares (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company, the Selling Stockholders and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). No Underwriter or person controlling such Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the underwriting discount applicable to the Shares purchased by such Underwriter under this Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same or any similar claim. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Company.

                 (e) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or is (or would be, if a claim were to be made against such indemnified party) entitled to indemnity hereunder, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         10. Default of Underwriters. If any Underwriter defaults in its obligation to purchase Shares hereunder and if the total number of Shares which such defaulting Underwriter agreed but failed to purchase is ten percent or less of the total number of Shares to be sold hereunder, the non-defaulting Underwriters shall be obligated severally to purchase (in the respective proportions which the number of Shares set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total number of Shares set forth opposite the names of all the non-defaulting Underwriters), the Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter so defaults and the total number of Shares with respect to which such default or defaults occur is more than ten percent of the total number of Shares to be sold hereunder, and arrangements satisfactory to the other Underwriters, the Company and the Selling Stockholders for the purchase of such Shares by other persons (who may include the non-defaulting Underwriters) are not made within 36 hours after such default, this Agreement, insofar as it relates to the sale of the Shares, will terminate without liability on the part of the non-defaulting Underwriters or the Company except for (i) the provisions of Section 9 hereof, and (ii) the expenses to be paid or reimbursed by the Company and the Selling Stockholders pursuant to Section 6. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10. Nothing herein shall relieve a defaulting Underwriter from liability for its default.

         11. Default by the Selling Stockholders. If any of the Selling Stockholders shall fail to sell and deliver the number of Firm Shares that such Selling Stockholder is obligated to sell, the Representatives may, at their option, by notice to the Company and the Selling Stockholders, elect to purchase the Firm Shares and the Option Shares that the non-defaulting Selling Stockholders have agreed to sell pursuant to this Agreement.

         In the event of a default under this Section that does not result in the termination of this Agreement, the Representatives shall have the right to postpone the First Closing Date or Option Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. No action taken pursuant to this Section shall relieve the Company or the Selling Stockholder so defaulting from liability, if any, in respect of such default.

         12. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Selling Stockholders, the Company, its officers and the Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (a) any investigation made by or on behalf of the Company, any of its officers or directors, any Underwriter or any controlling person, (b) any termination of this Agreement and (c) delivery of and payment for the Shares.

         13. Effective Date. This Agreement shall become effective at whichever of the following times shall first occur: (i) at 11:30 A.M., Washington, D.C. time, on the next full business day following the date on which the Registration Statement becomes effective or (ii) at such time after the Registration Statement has become effective as the Representatives shall release the Firm Shares for sale to the public; provided, however, that the provisions of Sections 6, 9, 12 and 13 hereof shall at all times be effective. For purposes of this Section 13, the Firm Shares shall be deemed to have been so released upon the release by the Representatives for publication, at any time after the Registration Statement has become effective, of any newspaper advertisement relating to the Firm Shares or upon the release by the Representatives of telegrams offering the Firm Shares for sale to securities dealers, whichever may occur first.

         14.     Termination.

                 (a) This Agreement may be terminated by the Company or the Selling Stockholders by notice to the Representatives (i) at any time before it becomes effective in accordance with Section 13 hereof, or (ii) in the event that the condition set forth in Section 8 shall not have been satisfied at or prior to the First Closing Date.

                 (b) This Agreement may be terminated by the Representatives by notice to the Company and the Selling Stockholders
         (i) at any time before it becomes effective in accordance with Section 13 hereof; (ii) in the event that at or prior to the First Closing Date the Company or any Selling Stockholder shall have failed, refused or been unable to perform any agreement on the part of the Company or such Selling Stockholder to be performed hereunder or any other condition to the obligations of the Underwriters hereunder is not fulfilled; (iii) if at or prior to the Closing Date trading in securities on the New York Stock Exchange, the Nasdaq, the American Stock Exchange or the over-the-counter market shall have been suspended or materially limited or minimum or maximum prices shall have been established on either of such exchanges or such market, or a banking moratorium shall have been declared by Federal or state authorities; (iv) if at or prior to the Closing Date trading in securities of the Company shall have been suspended; or (v) if there shall have been such a material adverse change in general economic, political or financial conditions or if the effect of international conditions on the financial markets in the United States shall be such as, in your reasonable judgment, makes it inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to proceed with the delivery of the Shares.

                 (c)      Termination of this Agreement pursuant to this
         Section 14 shall be without liability of any party to any other party other than as provided in Sections 6 and 9 hereof.

         15. Notices. All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be mailed or delivered or telegraphed and confirmed in writing to the Representatives in care of J. C. Bradford & Co., J. C. Bradford Financial Center, 330 Commerce Street, Nashville, Tennessee 37201, Attention: James H. Graves, or if sent to the Company or to the Selling Stockholders shall be mailed, delivered or telegraphed and confirmed in writing to the Company at 1200 Riverplace Boulevard, Jacksonville, Florida 32207, Attention: John H. Williams, Jr.

         16. Miscellaneous. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and the Selling Stockholders and their respective successors and legal representatives.
Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Company and the Selling Stockholders and the several Underwriters and for the benefit of no other person except that (a) the representations and warranties of the Company and the Selling Stockholders contained in this Agreement shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnities by the Underwriters shall also be for the benefit of the directors of the Company, officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Securities Act. No purchaser of Shares from any Underwriter will be deemed a successor because of such purchase. The validity and interpretation of this Agreement shall be governed by the laws of the State of Tennessee. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Representatives hereby represent and warrant to the Company and the Selling Stockholders that the Representatives have authority to act hereunder on behalf of the several Underwriters, and any action hereunder taken by the Representatives will be binding upon all the Underwriters.

                 If the foregoing is in accordance with your understanding of our agreement, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Selling Stockholders and each of the several Underwriters.

                                       Very truly yours,

                                       STEIN MART, INC.

                                       By:
                                          --------------------------------------
                                       Title:
                                             -----------------------------------

Confirmed and accepted as of the
date first above written.

J.C. BRADFORD & CO., L.L.C.
NATWEST SECURITIES LIMITED
WASSERSTEIN PERELLA SECURITIES, INC.
For themselves and as Representatives of the Several

Confirmed and accepted as of the
date first above written.

J.C. BRADFORD & CO., L.L.C.
NATWEST SECURITIES LIMITED
WASSERSTEIN PERELLA SECURITIES, INC.
For themselves and as Representatives of the Several
Underwriters

By:
   ------------------------------------
         Partner



                                       SELLING STOCKHOLDERS:

                                       STEIN VENTURES LIMITED PARTNERSHIP


                                       By:
                                          --------------------------------------
                                              Jay Stein, General Partner


                                        By:
                                          --------------------------------------
                                              John H. Williams, Jr.


                                        By:
                                          --------------------------------------
                                              Jay Stein

                                   SCHEDULE I

                                  UNDERWRITERS



                                                                                                   Number of
                                                                                                 Firm Shares to
Underwriter                                                                                       Be Purchased
- -----------                                                                                       ------------
J.C. Bradford & Co., L.L.C..  . . . . . . . . . . . . . . . . .

Natwest Securities Limited  . . . . . . . . . . . . . . . . . .

Wasserstein Perella Securities, Inc.. . . . . . . . . . . . . .




                                                                                                   ---------
                                                                  TOTAL                            3,500,000
                                                                                                   =========

                                  SCHEDULE II
                             SELLING STOCKHOLDERS

                                                                Number of             Number of
                                                               Firm Shares             Options
Name                                                           To Be Sold            To Be Sold
- ----                                                           ----------            ----------
Stein Ventures Limited Partnership                              3,200,000              525,000

John H. Williams, Jr.                                             300,000                   --
                                                                ---------              -------

Total . . . . . . . . . . . . . . . . . . . . . . . . . .       3,500,000              525,000
                                                                =========              =======